Exhibit 10.2

THE NOTE AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION OF THE NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THE NOTE AND THE COMMON STOCK MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE TERMS OF THE NOTE AND UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.  TO THE EXTENT TRANSFER IS PERMITTED UNDER THE NOTE, THE ISSUER OF THE NOTE AND THE COMMON STOCK MAY, IN CONNECTION WITH ANY PERMITTED TRANSFER, REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE SUBORDINATED UNSECURED NOTE PURCHASE AGREEMENT

This CONVERTIBLE SUBORDINATED UNSECURED NOTE PURCHASE AGREEMENT (this “Agreement”), dated effective as of December 12, 2012 (the “Effective Date”), is between Computer Vision Systems Laboratories, Corp., a Florida corporation (the “Company”), and Richmont Capital Partners V LP, a Texas limited partnership (“Investor”).

RECITALS

A.            The Company desires to issue and sell a Convertible Subordinated Unsecured Promissory Note to Investor in the original principal amount of $20,000,000 in the form attached hereto as Exhibit A (the “Note”) with the original principal amount of the Note being convertible, as set forth in the Note, into a maximum of 64,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”).

B.            On the terms and subject to the conditions set forth herein, Investor is willing to purchase from the Company, and the Company is willing to issue and sell to Investor, the Note.

C.            Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             The Note.

(a)           Issuance of the Note.  Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to Investor, and Investor agrees to purchase from the Company, the Note.

(b)           Delivery. The sale and purchase of the Note shall take place at a closing (the “Closing”) to be held no later than December 31, 2012, at such place and on such day and time as the Company shall determine.  At the Closing, the Company will deliver to Investor the Note, against receipt by the Company of $20,000,000 by wire transfer of immediately available funds to a bank account designated in writing by the Company.

(c)           Use of Proceeds. The proceeds of the sale and issuance of the Note, less all expenses incurred by the Company in connection with this Agreement, the Note and the transactions contemplated hereby and thereby, shall be used for general corporate purposes and for the funding of all or a portion of the purchase price for acquisitions of the equity or assets of entities to be acquired (by purchase, consolidation, share exchange, merger or otherwise) by the Company or a direct or indirect subsidiary of the Company.

(d)           Payments. The Company will make any cash payment required to be paid under the Note in accordance with the terms of the Note.

(e)           Certain Closing Delivery.  At the Closing, each equity owner of Investor will agree to not transfer, with or without consideration, any equity interests in Investor to any individual or entity without the prior written consent of the Company; provided, however, this provision will not prohibit any equity owner of Investor from transferring any equity interest in Investor to (i) Investor or (ii) another equity owner of Investor.

2.             Representations and Warranties of the Company.  Subject to Investor’s acknowledgment that, as of the Effective Date, the Company does not have sufficient unissued authorized Common Stock to effect the Conversion (as contemplated by the Note) and that the following representations and warranties are qualified by such fact, the Company represents and warrants to Investor that:

(a)           Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Florida.

(b)           Authority.  The execution, delivery and performance by the Company of the Note, this Agreement and all other documents in connection herewith or therewith (collectively, the “Transaction Documents”) to be executed by the Company and the consummation of the transactions contemplated hereby and thereby (i) are within the requisite corporate power and authority of the Company and (ii) have been duly authorized by all requisite actions on the part of the Company.

(c)           Enforceability.  Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)           Non-Contravention.  The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not violate, and will not violate, in any material respect, the Company’s Articles of Incorporation (as amended, the “Articles”), the Company’s bylaws, as amended, or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company.

(e)           Approvals.  Other than the amendment of the Company’s Articles in order to create sufficient additional authorized shares of Common Stock to effect the Conversion, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed  or to be executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(f)            Compliance with Laws. To its actual knowledge, the Company and its properties, assets, business and operations are being operated in material compliance with all applicable statutes, rules, regulations, orders or restrictions of any domestic or foreign government or any instrumentality or agency thereof, except where the failure to be in compliance would not have a material adverse effect on the Company.

3.             Representations and Warranties of Investor.  Investor represents and warrants to the Company that:

(a)           Due Formation.  Investor is a limited partnership duly formed and validly existing under the laws of the state of Texas.

(b)           Authority.  The execution, delivery and performance by Investor of the Transaction Documents to be executed by Investor and the consummation of the transactions contemplated hereby and thereby (i) are within the requisite power and authority of Investor and (ii) have been duly authorized by all requisite actions on the part of Investor.

(c)           Enforceability.  Each Transaction Document executed, or to be executed, by Investor has been, or will be, duly executed and delivered by Investor and constitutes, or will constitute, a legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)           Non-Contravention.  The execution and delivery by Investor of the Transaction Documents executed by Investor and the performance and consummation of the transactions contemplated thereby do not violate, and will not violate, in any material respect, Investor’s “governing documents” (as that term is defined in the Texas Business Organizations

Code or any material judgment, order, writ, decree, statute, rule or regulation applicable to Investor.

(e)           Approvals.  No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, the general and limited partners of Investor) is required in connection with the execution and delivery of the Transaction Documents executed or to be executed by Investor and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(f)            Securities Law Compliance.  Investor has been advised that the Note and the Common Stock issuable upon the Conversion have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.  Investor is aware that, other than making Investor a party to that certain Registration Rights Agreement, dated September 25, 2012, between the Company and Rochon Capital Partners, Ltd. (the “RRA”), the Company is under no obligation to effect any such registration with respect to the Note or the Common Stock issuable upon the Conversion or to file for or comply with any exemption from registration.  Investor is purchasing the Note for Investor’s own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.  Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.  The address of Investor’s principal place of business is correctly set forth on the Investor related signature page to this Agreement.

(g)           Access to Information.  Investor acknowledges that (i) the Company makes periodic filings with the Securities and Exchange Commission (the “SEC”), (ii) Investor has reviewed the Form 8-K/A filed by the Company with the SEC on November 26, 2012, as such filing may hereafter be amended (the “Specified 8-K”), including all “Risk Factors” and their implications regarding Investor’s ability to resell shares of Common Stock as disclosed in the Specified 8-K, and (iii) Investor has been provided access to all documents and other information regarding the Company that is required for Investor to make an informed decision with respect to the purchase of the Note and the Common Stock issuable upon the Conversion.

4.             The Company’s Covenants.

(a)           Amendment of the Articles, Reincorporation or Surrender of Existing Outstanding Shares.  The Company covenants that, within one year from the Closing, it will (i) amend the Articles to increase the number of its authorized and unissued shares of Common Stock so as to provide for the Conversion, (ii) reincorporate to Delaware and, as a part of such reincorporation, cause there to be sufficient authorized and unissued shares of Common Stock so as to provide for the Conversion or (iii) cause the surrender by Rochon Capital Partners, Ltd. (“RCP”) of a sufficient number of issued and outstanding shares of Common Stock to effect the Conversion.

(b)           Reservation of Shares.  Following the amendment of the Articles, the reincorporation to Delaware or the surrender by RCP, the Company shall reserve sufficient shares of Common Stock to allow for the Conversion.

(c)           Registration Rights Agreement.  At the Closing, the Company shall cause Investor to be made a party to the RRA.

5.             Miscellaneous.

(a)           Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the prior express written consent of the Company and Investor.

(b)           Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the state of Texas, without regard to the conflicts of law provisions of the state of Texas.

(c)           Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)           Successors and Assigns. Subject to the restrictions on transfer described in the Note and Section 5(f) below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, legatees, heirs, administrators and transferees of the parties.

(e)           Further Assurances.  Investor agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

(f)            Assignment by Investor.  The rights and interests of Investor hereunder or under the Note may not be assigned, by operation of law or otherwise, in whole or in part, by Investor without the prior express written consent of the Company; provided, however, Investor may assign the Note and Investor’s rights hereunder to a limited liability company wholly owned, beneficially and of record, by Investor and for which Investor acts as the sole “governing authority” (as that term is defined in the Texas Business Organizations Code).

(g)           Entire Agreement.  This Agreement, together with the other Transaction Documents, constitute and contain the entire agreement between the Company and Investor with respect to the subject matter hereof, and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties or among the parties and others, whether written or oral, with respect to the subject matter hereof.

(h)           Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party as follows: (i) if to Investor, at Investor’s address or facsimile number set forth on the Investor related signature page to this Agreement, or at such other address or facsimile number as Investor shall have furnished the Company in writing or (ii) if to the Company, at the Company’s address or facsimile number set forth on the Company related signature page, or at such other address or facsimile number as the Company shall have furnished to Investor in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with Federal Express or UPS for overnight delivery, or (v) four (4) days after being deposited in the U.S. mail, first class with postage prepaid.

(i)            Expenses.  Each of the Company and Investor will pay its own fees and expenses, including attorneys’ fees and expenses in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents; provided, however, the Company will reimburse Investor for up to $10,000 of out-of-pocket fees and expenses, including legal fees and expenses, incurred by Investor in connection with the Transaction Documents.

(j)            Severability of this Agreement.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

(k)           Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.  Facsimile copies, and copies transmitted by pdf, of the signed signature pages to this Agreement will be deemed binding originals.

(l)            Construction.  The terms “herein”, “hereof”, “hereunder” and similar terms refer to this Agreement in its entirety and not to any specific provision of this Agreement.  Whenever the term “including” is used in this Agreement or in the Note, it shall for all purposes mean “including without limitation.”

(m)          Drafting Party.  The parties to this Agreement acknowledge and agree that (i) each party and such party’s counsel have reviewed and revised this Agreement and the Transaction Documents and (ii) no single party bears sole responsibility for the drafting or preparation of this Agreement and/or the Transaction Documents.  Consequently, no rule of construction to the effect that ambiguities are to be resolved against the drafting party should be employed in the interpretation of this Agreement and/or the Transaction Documents.

(n)           Legal Counsel.  Each party to this Agreement acknowledges and agrees that this Agreement and the Transaction Documents have been prepared by counsel to the Company, Gardere Wynne Sewell LLP (“Gardere”), and that Gardere does not represent and has not represented any other party to this Agreement and/or the Transaction Documents.  Investor for itself and for all of Investor’s affiliated Persons (such Investor affiliated Persons being referred to individually and collectively, for purposes of the section alone, as “Investor”) acknowledges and agrees that Investor has been advised to seek, and has obtained, legal counsel to represent Investor in connection with this Agreement, the Transaction Documents, and/or any of the transactions contemplated hereby and/or thereby.  Investor further acknowledges and agrees that Investor has not received or relied on any advice or guidance from Gardere in connection with this Agreement, the Transaction Documents, and/or any of the transaction contemplated hereby and/or thereby.

(This space intentionally blank.  Signature Pages Follow.)

The Company has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date and year first written above.

COMPANY:

COMPUTER VISION SYSTEMS LABORATORIES, CORP., a Florida corporation

By:	John P. Rochon
John P. Rochon, President

Address:	2400 North Dallas Parkway
Suite 230
Plano, Texas 75093

Facsimile Number:	(972) 398-7121
Attention:	John P. Rochon and
John P. Rochon, Jr.

With a copy (which shall not constitute notice) to:

Gardere Wynne Sewell LLP
1601 Elm Street
3000 Thanksgiving Tower
Dallas, Texas 75201
Facsimile Number: 214.999.3670
Attention: Douglas D. Haloftis

SIGNATURE PAGE

Investor has caused this Agreement to be duly executed and delivered by the duly authorized officer of Investor’s General Partner as of the date and year first written above.

INVESTOR:

RICHMONT CAPITAL PARTNERS V LP, a Texas limited partnership

By:	RICHMONT STREET LLC, a Texas limited liability company, as its sole general partner

By:	John P. Rochon Jr.
John P. Rochon Jr., President

Address:	2400 North Dallas Parkway
Suite 230
Plano, Texas 75093

Facsimile Number:	(972) 398-7121
Attention:	John P. Rochon Jr.

SIGNATURE PAGE

Exhibit A

Form of

Convertible Subordinated Unsecured Promissory Note

(See attached)

Exhibit A